Exhibit 99.1

MassRoots’ Stock Expected to Begin Trading April 9, 2015

MassRoots’ Common Stock Has Been Approved for Trading Under the Ticker Symbol “MRST”

April 7, 2015 (Denver, CO) MassRoots, Inc. (OTC: MSRT), one of the largest and most active social networks for the cannabis community, is pleased to announce that its shares of common stock have been approved for trading by the Financial Industry Regulatory Authority (FINRA) and are expected to begin trading on April 9, 2015 under the ticker, "MSRT." Sitting at the intersection of mobile technology and cannabis, MassRoots offers a direct play on the cannabis industry without ever touching the plant itself.

Since January 1, 2014, MassRoots has grown its user base from 20,000 to 275,000 cannabis consumers. People primarily use MassRoots to share their cannabis experiences, gain information on the cannabis industry, and stay connected with local dispensaries. Over the coming months, MassRoots expects to expand the features available to businesses, allowing them to more effectively advertise to a niche social network of hundreds of thousands of cannabis consumers.

Isaac Dietrich, Co-Founder and Chief Executive Officer of MassRoots, issued the following statement:

"We decided to take MassRoots public last year to give our users and the general public an opportunity to own equity in our Company. During recent years, many high-growth tech startups have chosen to remain private for longer periods of time, restricting access to their stock to “accredited” and a limited number of non-accredited investors. We believe that by accessing the public markets, we can build a broad shareholder base and continue to develop MassRoots into a leading cannabis software brand.”

As one of the first cannabis-related companies to go public through a Form S-1 Registration Statement, MassRoots' risk factors, corporate history and audited financials are available to the public on our website at Corporate.MassRoots.com. MassRoots' 2014 Annual Report and audited financials, along with other SEC filings, are also available at Corporate.MassRoots.com.

MassRoots expects its application to be listed on the OTCQB will be approved before the stock begins trading on April 9, 2015.

For more information, please visit Corporate.MassRoots.com.

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with 275,000 registered users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by Fortune, BBC, Cannabist, New York Times and Business Insider. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations are based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections that involve risks to and uncertainties in MassRoots' business that may cause actual results to differ materially from those anticipated by the statements made herein. Such statements, estimates and projections constitute forward-looking statements within the meaning of the federal securities laws. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.